EXHIBIT 4.  OFFICER'S CERTIFICATE.

                             UNIONBANCAL CORPORATION

                              OFFICER'S CERTIFICATE

     Pursuant to Sections 2.1 and 2.3 of the Indenture dated as of February 19, 1999 (the "Indenture") by and between UnionBanCal Corporation (the "Company") and First National Bank of Chicago, N.A., predecessor to Bank One Trust Company, National Association (the "Trustee," which term includes any successor trustee under the Indenture), the undersigned officer of the Company hereby establishes a series of securities having the following terms and provisions:

     Capitalized terms used but not otherwise defined herein shall have meanings specified in the Indenture.

     1. The securities shall be designated the "[--]% Senior Notes due 2006" (the "Securities").

     2. The initial aggregate principal amount of Securities to be authenticated and delivered under the Indenture is $200,000,000. The Company may issue additional notes of the same series as the Securities, having the same ranking and the same interest rate, maturity and other terms as the Securities without the consent of the Holders of the Securities then Outstanding. The Securities and any such additional notes so issued in the future will constitute a single series of Securities under the Indenture.

     3. The Securities shall accrue interest commencing [December --, 2001]. The annual interest rate for the Securities shall be [--]%, payable semi-annually in arrears on [----------] and [----------] of each year commencing on -------, 2002. Except for interest payable at maturity of the Securities, the Company will pay interest on the Securities to the person who is the registered holder of the Securities at the close of business on the [----------] or [----------], whether or not a Business Day, immediately preceding the interest payment date. Interest payable at maturity of the Securities will be payable to the person to whom principal is payable upon presentation of the Securities at the office or agency of the Trustee maintained for that purpose.

     4. The Company may pay principal and interest on, and register the transfer of, and exchange, the Securities at the office or agency of the Company maintained for that purpose, which shall be the Corporate Trust Office of the Trustee which, as of the date hereof is, [ADDRESS] and at the offices of an affiliate of the Trustee in the Borough of Manhattan, The City of New York. Payment of interest (other than at maturity of the Securities) may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the register for the Securities.

     5. The Securities shall be issued by the Company to the underwriters for the Securities at a purchase price of [--]% of the principal amount of the Securities.

     6. The Securities shall mature on [------, 2006].


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     7. The  Securities  shall not be subject to a sinking fund or to redemption or repurchase prior to maturity.

     8. The Company will not pay any additional amounts on any Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted.

     9. The Trustee shall be the transfer agent, registrar and paying agent with respect to the Securities.

     10. The Securities shall be issued only in registered form, without coupons, and shall be initially issued as Registered Global Securities in the form of Exhibit A hereto. The initial Depository for the Registered Global Securities shall be The Depository Trust Company, New York, New York. So long as the Securities are represented by one or more Registered Global Securities, notwithstanding anything to the contrary contained herein, the principal and interest payable on the Securities will be paid to the Depository, or its nominee, as the registered owner of the Securities by wire transfer of immediately available funds consistent with the terms hereof.








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     The undersigned hereby certifies as follows,  pursuant to Sections 2.3, 2.4 and 11.5 of the Indenture:

     A. The undersigned has reviewed the conditions precedent of the Indenture concerning the authorization, execution and delivery of an Officer's Certificate pursuant to the Indenture regarding the establishment of the Securities, and this Officer's Certificate is based on such review. The undersigned has made such examination or investigation of the Indenture and other documents as is necessary in the undersigned's opinion to enable the undersigned to express an informed opinion as to whether such conditions precedent have been complied with.

     B. All conditions precedent provided for in the Indenture to the issuance and delivery of the Securities have been complied with.

     C. The form and terms of the Securities have been established pursuant to Sections 2.1 and 2.3 of the Indenture and comply with the Indenture.

     D. The undersigned has read the conditions referred to in paragraph C above.


     IN WITNESS WHEREOF, the undersigned has hereunto signed this Officer's Certificate on behalf of the Company as of November 30, 2001.

                                        UNIONBANCAL CORPORATION


                                        By:
                                           -----------------------------------
                                        Name: [MUST BE SIGNED BY THE CHAIRMAN
                                        Title: OF BOARD, PRESIDENT, OR ANY VICE
                                               PRESIDENT OR THE TREASURER OF THE
                                               COMPANY]



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                                   EXHIBIT A

                                  FORM OF NOTE



REGISTERED                                                            REGISTERED



                             UNIONBANCAL CORPORATION

                           [--]% SENIOR NOTES DUE 2006


No. R-
Principal Amount                                                      CUSIP No.
$200,000,000                                                          [-------]




THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF UNIONBANCAL CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

     Unless and until this Note is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by The Depository Trust Company, a New York corporation ("DTC" or the "Depositary"), to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor Depositary or a nominee of any successor Depositary. Unless this certificate is presented by an authorized representative of DTC to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.











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                             UNIONBANCAL CORPORATION

                           [--]% SENIOR NOTES DUE 2006



Interest Rate:         %         Redemption Date and Prices:  Not Applicable

Original Issue Date:             Sinking Fund Dates and Amounts:  Not Applicable

Maturity Date:                   Total Amount OID:  Not Applicable

                                 Initial Accrual Period OID:  Not Applicable

Redemption at Option of Company:  Yes     No   X
                                     ---      ---
Redemption at Holder's Option:  Yes      No  X
                                   ---      ---


     UNIONBANCAL CORPORATION, a California corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount of TWO HUNDRED MILLION DOLLARS, on the Maturity Date shown above, and to pay interest thereon at the Interest Rate per annum shown above until the principal hereon is paid or duly made available for payment. The Company will pay interest (computed on the basis of a 360-day year of twelve 30-day months) semiannually on and of each year, each commencing on , 2002 (an "Interest Payment Date") and on the Maturity Date on said principal amount, at the Interest Rate per annum specified above. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date shown above, until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note is registered at the close of business on the record date for such interest, which shall be the or the , whether or not a Business Day (as defined in the Indenture), as the case may be, immediately preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date will be payable to the Person to whom the principal hereof shall be payable and provided, further, however, that if such Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day with the same force and effect as if made on such Interest Payment Date, and no interest shall accrue for the period after such date.

     Payment of the principal of and interest on this Note shall be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt; provided, however, that payment of interest on any Interest Payment Date (other than the Maturity Date) may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the register.


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     The  principal  hereof  and  interest  due at  maturity  shall be paid upon maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

     This Note is one of the % Senior Notes due 2006 of the Company. This Note is a senior unsecured obligation of the Company, equal in ranking as to payment with all other existing and future unsecured senior debt of the Company. This
Note is not subject to a sinking fund or to redemption or repurchase prior to the Maturity Date.

     Unless the certificate of authentication hereon has been executed by the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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     IN WITNESS WHEREOF,  UnionBanCal  Corporation has caused this instrument to be executed by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                          UNIONBANCAL CORPORATION

[SEAL]

                                          By:
                                             -------------------------------
                                             Name:
                                             Title:

Attest:

--------------------
Name:
Title:




                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Securities  referred  to  in  the  within-mentioned
Indenture.

Dated:                                     BANK ONE TRUST COMPANY,
                                           NATIONAL ASSOCIATION,
                                           as Trustee



                                           By:
                                              --------------------------------
                                                Authorized Signatory



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                                [REVERSE OF NOTE]


                             UNIONBANCAL CORPORATION

                           [--]% SENIOR NOTES DUE 2006



     This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of February 19, 1999 (herein called the "Indenture" which term, for the purpose of this Note, shall include the Officer's Certificate dated November 30, 2001, delivered pursuant to Sections
2.1 and 2.3 of the Indenture), duly executed and delivered by the Company to Bank One Trust Company, National Association (successor to the First National Bank of Chicago), as trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided or permitted. The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. This Note is one of a series designated as the [--]% Senior Notes due 2006 of the Company, issued in an initial aggregate principal amount of $200,000,000 (herein called the "Notes"). The Company may, without the consent of the Holders of the Notes then Outstanding, issue additional notes of the same series, having the same ranking and the same interest rate, maturity and other terms as the Notes. The Notes and any such additional notes so issued in the future will constitute a single series of Securities under the Indenture.

     In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities to: (i) secure any Securities; (ii) evidence the assumption by a successor corporation of our obligations; (iii) add covenants for the protection of the holders of Securities; (iv) cure any ambiguity or correct any inconsistency in the Indenture; (v) establish the forms or terms of Securities of any series; and
(vi) evidence and provide for the acceptance of appointment by a successor trustee. The Indenture also provides that the Company and the Trustee may, with the consent of the Holders of not less than a majority in aggregate principal amount of Securities of all series of Senior Securities or of Subordinated Securities, as the case may be, then outstanding and affected, voting as one class, execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the


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rights of the Holders of the Securities of each such class and series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security (as defined in the Indenture) payable upon acceleration thereof or the amount thereof provable in bankruptcy, or impair or affect the rights of any Holder to institute suit for the payment thereof, or, if the Securities provide therefor, any right of repayment at the option of the Holder, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     The Notes are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. The Notes may be represented by one or more Registered Global Securities deposited with the Depositary and registered in the name of the nominee of the Depositary, with certain limited exceptions. So long as DTC or any successor Depositary or its nominee is the registered Holder of a Registered Global Security, DTC, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Registered Global Security for all purposes under the Indenture and the Notes and beneficial interests in the Notes will be evidenced only by, and transfer thereof will be effected only through, records maintained by DTC and its participants. Except as provided below, an owner of a beneficial interest in a Registered Global Security will not be entitled to have Notes represented by such Registered Global Security registered in such owner's name, will not receive or be entitled to receive physical delivery of the Notes in certificated form and will not be considered the owner or Holder thereof under the Indenture.

     No Registered Global Security may be transferred except as a whole by the Depositary to a nominee of the Depositary. Registered Global Securities are exchangeable for certificated Notes only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Securities or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company fails within 90 days thereafter to appoint a successor,
(y) the Company in its sole discretion determines that such Registered Global Securities shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default or an event which with the giving of notice or lapse of time or both would constitute an Event of Default with respect to the Notes


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

represented by such Registered Global Security. In such event, the Company will issue Notes in certificated form in exchange for such Registered Global Security. In any such instance, an owner of a beneficial interest in the Registered Global Security will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

     The Company, the Trustee and any authorized agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Notes, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     The Indenture permits the Company, by irrevocably depositing, in amounts and maturities sufficient to pay and discharge at the Maturity Date the entire indebtedness on all Notes, cash or U.S. Government Obligations with the Trustee in trust solely for the benefit of the Holders of all Outstanding Notes, to defease the Indenture with respect to such Notes, and, after satisfaction of the other conditions set forth in the Indenture relating thereto, upon such deposit the Company shall be deemed to have paid and discharged its entire indebtedness on such Notes. Thereafter, Holders would be able to look only to such trust fund for payment of principal and interest at the Maturity Date.

     The acceptance of this Note shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

     THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION,
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.




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